Exhibit 10.1

Corporate Office 1340 Treat Blvd, Suite 600 Walnut Creek, CA 94597 Fax (925) 287-0601 (925) 948-4000

To:	Sonny Pennington

FROM:	Bill Brown

DATE:	March 1, 2014

RE:	Modification and Extension of February 27, 1998 Employment Agreement and Non-Competition Agreement, as amended June 2, 2003, April 10, 2006, July 1, 2008 and March 30, 2012 (this “Amendment”)

Dear Sonny:

Per our recent discussions, this Amendment modifies and extends your February 27, 1998 Employment Agreement, as amended June 2, 2003, April 10, 2006 and July 1, 2008 (as amended, the “Employment Agreement”) and your February 27, 1998 Non-Competition Agreement, as amended June 2, 2003, April 10, 2006, July 1, 2008 and March 30, 2012 (as amended, the “Non-Competition Agreement”), as follows:

1)	During the period from March 1, 2014 through February 28, 2016 (the “Term”), you will continue in your role as “Director of Special Projects” for the Corporate Division of Central Garden & Pet Company (the “Company”); provided, however that the Company may terminate your employment upon ninety (90) days’ written notice. In the event of such termination, you shall be entitled to twelve (12) months’ severance payments. You may terminate the employment relationship upon ninety (90) days notice.

2)	Effective as of March 1, 2014, your base salary will be $116,000 annually. You will be expected to work a maximum of 650 hours per year (including travel time and Board Meeting time and shall not be required to relocate or commute on a regular basis from Madison, GA).

3)	The Non-Competition Agreement will terminate two years after the end of your employment with the Company.

4)	This Amendment will be governed and construed in accordance with the laws of the State of Georgia.

5)	Except as herein modified (or modified by the June 2, 2003 amendment, the April 10, 2006 amendment, the July 1, 2008 amendment, or the March 30, 2012 amendment), the terms and provisions of the Employment Agreement and Non-Competition Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

/s/ William E. Brown	/s/ Brooks M. Pennington, III
William E. Brown	Brooks M. Pennington, III
Chairman
Central Garden & Pet Company

Attachments:	Modification and Extension of February 27, 1998 Employment Agreement and Non-Compete Agreement, dated July 1, 2008
Modification and Extension of February 27, 1998 Employment Agreement and Non-Compete Agreement, dated April 10, 2006
Modification and Extension of February 27, 1998 Employment Agreement and Non-Compete Agreement, effective June 2, 2003
Employment Agreement dated February 27, 1998
Non-Competition Agreement dated February 27, 1998
Modification and Extension of March 30, 2012 Employment Agreement

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